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                                                                     EXHIBIT 5.1

                    SHARIR, SHIV, FRIEDMAN & CO. LAW OFFICES

GALAI SHARIR                                            3 AZRIELI CENTER
YORAM SHIV                                              TRIANGULAR TOWER
DR. YAIR FRIEDMAN                                       TEL AVIV 67023
EMMANUEL KADOUCH                                        TEL: 972-3-607-4777
ALEXANDER S. BERMAN                                     FAX: 972-3-607-4778
DEBBIE GOODMAN
ANAT SHINAR                                             SASLAW@SASLAW.CO.IL
KEREN BETZALEL-PETEL
DALIT KAHANA-GARBI
INBAL DAHAN-SHARON
LAVI OVNAT

                                                           April 7, 2004

RadView Software Ltd.
7 New England Executive Park
Burlington, Massachusetts 01803

Ladies and Gentlemen:

         We have acted as Israeli legal counsel to RadView Software Ltd., an Israeli company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-3 (the "Registration Statement"), relating to the sale by certain selling shareholders of an aggregate of up to 9,666,658 ordinary shares, par value NIS 0.01 per share, of the Company (the "Ordinary Shares"), consisting of (i) 3,333,331 Ordinary Shares previously issued by the Company (the "Issued Shares"), (ii) 3,333,331 Ordinary Shares issuable upon the exercise of additional investment rights (the "Rights") issued by the Company (the "Investment Rights Shares"), and (iii) up to 2,999,996 Ordinary Shares issuable upon the exercise of warrants (the "Warrants") issued by the Company (the "Warrant Shares"; and collectively with the Issued Shares and the Investment Rights Shares, the "Shares").

         This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In our capacity as counsel to the Company, we have examined originals or copies of such corporate records, instruments and other documents of or pertaining to the Company, and have reviewed such questions of law as we have considered necessary and appropriate for purposes of the opinion set forth below. In such examination and in rendering the opinion set forth below, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, and that the documents examined by us are in full force and effect and have not been amended, supplemented or otherwise modified.

         Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized, (ii) the Issued Shares have been validly issued and are fully paid and nonassessable, (iii) the Investment Rights Shares, when issued by the Company upon exercise of the Rights against payment


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therefor, in accordance with the terms of the Rights, will be validly issued, fully paid and non-assessable, and (iv) the Warrant Shares, when issued by the Company upon exercise of the Warrants against payment therefor, in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

         This opinion is limited to the laws of the State of Israel, as the same are in effect on the date hereof, and no opinion is expressed as to the laws of any jurisdiction other than the State of Israel.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus contained therein. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by Section 7 of the Securities Act or the Rules and Regulations promulgated by the Commission thereunder.



                                               Very truly yours,


                                               Sharir, Shiv, Friedman & Co.